                            RESTRICTION ON TRANSFER

The issuance of this Warrant has not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws. This Warrant may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or
(ii) such registration.

                                    WARRANT

                 To Subscribe for and Purchase Common Stock of

                           THE FEMALE HEALTH COMPANY

     THIS CERTIFIES THAT, for value received, Stephen M. Dearholt, or his registered assigns, is entitled to subscribe for and purchase from The Female Health Company (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, at the price specified below (subject to adjustment as noted below) at any time from and after the date hereof to and including May 18, 2006, the number of fully paid and nonassessable (subject to Wisconsin law) shares of the Company's Common Stock equal to (a) $500,000 (the "Guarantee Amount"), divided by (b) the Warrant purchase price as of the date of exercise determined in accordance with the next paragraph.

     The Warrant purchase price (subject to adjustment as noted below) shall be a price per share equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall such per share price be less than $0.50 (the "Minimum Price") or more than $1.00 (the "Maximum Price").

     For purposes of determining the "market price" of the Common Stock, the price shall be determined as the average last sale price of a share of the Company's Common Stock for the five trading days ending on the day immediately prior to the date a notice of exercise is issued to the Company by the holder of this Warrant.

     This Warrant is subject to the following provisions, terms and conditions:

     1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company 20 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check or the purchase price for such shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased (bearing an appropriate legend to indicate that the shares have not been registered under securities laws) shall be delivered to the holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant reflecting the Guarantee Amount, if any, as to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 6 hereof and the restrictive legend under the heading "Restriction on Transfer."

     3. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable (except as set forth in Wisconsin Statues Section 180.0622(2)(b)). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Minimum Price and the Maximum Price in effect immediately prior to such subdivision each shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Minimum Price and the Maximum Price in effect immediately prior to such combination each shall be proportionately increased.

          (b) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

     5. This Warrant shall not entitle the holder hereof' to any voting rights or other rights as a stockholder of the Company.

     6. (a) The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares received upon exercise hereof may be effected without registration or qualification (under any Federal or State law) and without causing the loss of the applicable securities law registration exemption(s) relied upon by the Company when it issued this Warrant. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition shall be endorsed on this Warrant or the certificates for such shares.

          (b) This Warrant includes certain registration rights pursuant to a Registration Rights Agreement, a copy of which is attached hereto as Schedule 1.

     7. Subject to the provisions of paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     8. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the laws of the State of Wisconsin, other than its choice of laws provisions.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of May 18, 2001.

                                      THE FEMALE HEALTH COMPANY

                                      By           /s/ O. B. Parrish
                                        ----------------------------------------

                                      Its  Chairman and Chief Executive Officer
                                          --------------------------------------

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

                              FORM OF ASSIGNMENT
                      (To Be Signed Only Upon Assignment)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________________this Warrant, and appoints _________________________ to transfer this Warrant on the books of The Female Health Company with the full power of substitution in the premises.

Dated:______________________

In the presence of:

______________________________     ________________________________________

               (Signature must conform in all respects
               to the name of the holder as specified
               on the face of this Warrant without
               alteration, enlargement or any change
               whatsoever, and the signature must be
               guaranteed in the usual manner.)

                               SUBSCRIPTION FORM

          To be Executed by the Holder of this Warrant if such Holder
             Desires to Exercise this Warrant in Whole or in Part:

To:  THE FEMALE HEALTH COMPANY (the "Company")

        The undersigned _________________________

        Please insert Social Security or other
          identifying number of Subscriber:
          _________________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, _________shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $________, such payment being made as provided on the face of this Warrant, based upon an exercise with respect to a Guarantee Amount of $________ and a purchase price of $_____ per share.

     The undersigned requests that certificates for such shares of Common Stock be issued as follows:

     Name:

     Address:

     Deliver to:

     Address:

     Dated:         Signature ___________________________________

                Note: The signature on this Subscription
                    Form must correspond with the name as
                    written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

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